Exhibit 5.1

[MLB Letterhead]

February 6, 2004

Cephalon, Inc.

145 Brandywine Parkway

West Chester, PA 19380

Ladies and Gentlemen:

We have acted as counsel for Cephalon, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offer and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) of up to $1,000,000,000 aggregate offering price of securities (the “Securities”) which may include any or all of (i) shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”), (ii) shares of one or more series of Preferred Stock, par value $.01 per share, of the Company (the “Preferred Stock”), (iii) one or more series of the Company’s debt securities (the “Debt Securities”), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency, and (iv) warrants to purchase shares of the Common Stock or the Preferred Stock, the Debt Securities or any combination of such shares and the Debt Securities (the “Warrants”).

In connection with this letter, we have examined a copy of (1) the Registration Statement; (2) the Company’s Restated Certificate of Incorporation, as amended to the date hereof (the “Certificate”); (3) the Company’s Amended and Restated By-laws (the “By-laws”); (4) certain resolutions of the Company’s Board of Directors (the “Board”) relating to the Registration Statement and (5) such other documents as we have deemed appropriate.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.  With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company.  We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have assumed, without independent investigation or verification, that (1) the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established by the Board or a committee of the Board, in accordance with the

Certificate, the By-laws and applicable Delaware law (each, a “Board Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject; (2) prior to the issuance of shares of a series of Preferred Stock, an appropriate Certificate of Designation relating to such series of Preferred Stock will have been duly authorized by Board Action and filed with the Secretary of State of Delaware; (3) each series of Debt Securities will be issued under an Indenture (the “Indenture”) between the Company and the bank or trust company identified in such Indenture as the trustee with respect to such Debt Securities (each, a “Trustee”), and the execution, delivery and performance of the applicable Indenture will be duly authorized by Board Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject; (4) any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the financial institution identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”), and the execution, delivery and performance of the applicable Warrant Agreement will be duly authorized by Board Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject; (5) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement; (6) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement; (7) all Securities will be issued and sold in compliance with applicable federal and state securities laws; and (8) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1)                                  Upon due authorization by Board Action of the issuance and sale of shares of the Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of the Common Stock) in accordance with the terms of the Board Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the exercise of any Warrants or conversion of any Preferred Stock or Debt Securities in accordance with their respective terms (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of the Common Stock), such shares of the Common Stock will be validly issued, fully paid and nonassessable.

(2)                                  Upon due authorization by Board Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of the Preferred Stock) in accordance with the terms of the Board Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the exercise of any Warrants or conversion of any Debt Securities in accordance with their respective terms (which shall, in either case, provide for payment of consideration at least equal to the aggregate par value of such shares of the Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

(3)                                  When the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, a supplemental indenture providing for the specific terms of a particular issuance of Debt Securities in accordance with the terms of the applicable Indenture have been duly authorized by Board Action, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment for such Debt Securities in accordance with the terms and provisions of the Indenture and such supplemental indenture, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the exercise of any Warrants or conversion of any Preferred Stock or Debt Securities in accordance with their terms, such Debt Securities will be validly issued and will constitute valid, binding and enforceable obligations of the Company.

(4)                                  When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Board Action and has been duly executed and delivered by the Company and the Warrant Agent named in such Warrant Agreement, and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will be valid, binding and enforceable obligations of the Company.

To the extent that the obligations of the Company under any Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee under such Indenture will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Trustee will be duly qualified to engage in the activities contemplated by such Indenture; that such Indenture will be duly authorized, executed and delivered by such Trustee and will constitute the legally binding and enforceable obligation of such Trustee enforceable against such Trustee in accordance with its terms; that such Trustee will be in compliance, generally and with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that such Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture.

To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent with respect to such Warrant Agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Warrant Agent is duly qualified to engage in the activities contemplated by such Warrant Agreement; that such Warrant Agreement has been duly authorized, executed and delivered by such Warrant Agent and constitutes the legal, valid and binding obligation of such Warrant Agent, enforceable against such Warrant Agent in accordance with its terms; that such Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and that such Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

The opinions set forth above as to enforceability may be limited by: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) requirements that a claim with respect to any Debt Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.  In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP